Exhibit 99.3

Contact:	Lily Outerbridge
Investor Relations
441-298-0760
PLATINUM UNDERWRITERS HOLDINGS, LTD. NAMES MICHAEL D.
PRICE PRESIDENT AND CHIEF EXECUTIVE OFFICER; GREGORY E. A.
MORRISON NAMED VICE-CHAIRMAN; STEVEN H. NEWMAN’S TERM AS
CHAIRMAN EXTENDED
HAMILTON, BERMUDA, October 27, 2005 — Platinum Underwriters Holdings, Ltd. (NYSE: PTP) announced today the appointment of Michael D. Price as President and Chief Executive Officer of the Company. Mr. Price succeeds Gregory E. A. Morrison, who has been named Vice Chairman of the Board of Directors. Mr. Price was also named to the Company’s Board of Directors.
Mr. Price was named Chief Operating Officer in August 2005, having previously served as President and Chief Underwriting Officer of Platinum Underwriters Reinsurance, Inc.
Steven H. Newman, Chairman of Platinum, said: “I am very pleased to announce the appointment of Michael Price as Platinum’s Chief Executive Officer. Michael has been with the Platinum group since its inception and has done an extraordinary job in building our global reinsurance operations. We are confident that his proven leadership skills and deep understanding of our business and the industry will continue to serve Platinum well.”
Mr. Newman continued: “Greg Morrison has been instrumental to Platinum’s success and has developed an excellent management team. Through his efforts, we are well positioned to capitalize on the exceptional opportunities that we see in today’s market. We are very pleased that Greg will continue to provide us with guidance and support in his role as Vice Chairman.”
Mr. Price said: “I look forward to my new and expanded role at Platinum and to continuing to work with Steve, Greg and the entire Platinum team.”
Platinum also announced today that it has extended its agreement with Mr. Newman, pursuant to which he will continue to serve as Platinum’s Chairman until November 2007. Mr. Newman has been Chairman of the Board of Directors of Platinum since its inception in 2002.
About Platinum
Platinum Underwriters Holdings, Ltd. (NYSE: PTP) is a leading provider of property, casualty and finite risk reinsurance coverages, through reinsurance intermediaries, to a diverse clientele on a worldwide basis. Platinum operates through its principal subsidiaries in Bermuda, the United States and the United Kingdom. The Company has a

financial strength rating of A (Excellent) from A.M. Best Company, Inc. For further information, please visit Platinum’s website at www.platinumre.com.
Safe Harbor Statement Regarding Forward-Looking Statements
Management believes certain statements in this press release may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as “may,” “should,” “estimate,” “expect,” “anticipate,” “intend,” “believe,” “predict,” “potential,” or words of similar import. Forward-looking statements are necessarily based on estimates and assumptions that are inherently subject to significant business, economic and competitive uncertainties and risks, many of which are subject to change. These uncertainties and risks include, but are not limited to, conducting operations in a competitive environment; our ability to maintain our A.M. Best Company rating; significant weather-related or other natural or man-made disasters over which the Company has no control; the effectiveness of our loss limitation methods and pricing models; the adequacy of the Company’s liability for unpaid losses and loss adjustment expenses; the availability of retrocessional reinsurance on acceptable terms; our ability to maintain our business relationships with reinsurance brokers; general political and economic conditions, including the effects of civil unrest, war or a prolonged U.S. or global economic downturn or recession; the cyclicality of the property and casualty reinsurance business; market volatility and interest rate and currency exchange rate fluctuation; tax, regulatory or legal restrictions or limitations applicable to the Company or the property and casualty reinsurance business generally; and changes in the Company’s plans, strategies, objectives, expectations or intentions, which may happen at any time at the Company’s discretion. As a consequence, current plans, anticipated actions and future financial condition and results may differ from those expressed in any forward-looking statements made by or on behalf of the Company. Additionally, forward-looking statements speak only as of the date they are made, and we undertake no obligation to release publicly the results of any future revisions or updates we may make to forward-looking statements to reflect new information or circumstances after the date hereof or to reflect the occurrence of future events.
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